June 30, 1999



 Mr.Steven J. Paggioli
 Assistant Secretary and Assistant Treasurer
 Matrix/LMH Value Fund, Inc.
 915 Broadway
 Suite 1605
 New York, NY  10010

 Dear Mr. Paggioli

 This is to confirm that the client-auditor relationship between Matrix/LMH Value Fund, Inc. (Commission File Number 811-
 3758) and PricewaterhouseCoopers LLP has ceased.

 Very truly yours,



 PricewaterhouseCoopers LLP

  cc:    Chief Accountant
   SECPS Letter File, Mail Stop 11-3
   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549